Exhibit 99.1

Republic Bancorp, Inc. Reports Record 2011 Net Income of $94.1 Million, a 45% Increase Over 2010. Fourth Quarter 2011 Net Income Increases 40% over Fourth Quarter 2010.

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 19, 2012--Republic Bancorp, Inc. is pleased to announce its fourth consecutive year of increased earnings by completing 2011 with net income of $94.1 million, a $29.4 million, or 45%, increase over 2010. Diluted Earnings per Class A Common Share increased 45% for the year ended December 31, 2011 to $4.49. For the fourth quarter of 2011, Republic earned net income of $6.2 million, a 40% increase over the fourth quarter of 2010. Diluted Earnings per Class A Common Share increased 43% to $0.30 for the quarter.

Steve Trager, Republic’s President and CEO, commented: “It gives me great pleasure to report another solid quarter of operating results, capping off a good year of earnings in 2011. In addition, I’m proud that our associates were able to generate core deposit and loan growth of 9% and 5% during the year, while maintaining good credit quality and high capital standards. With core capital and credit quality among the very best in the banking industry, we remain well-positioned to take advantage of unique opportunities that often arise in an uncertain economy.”

Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”)and Republic Bank.

The following table highlights Republic’s fourth quarter and annual financial performance for 2011 compared to the same periods in 2010:

	Three Months Ended		%	Year Ended		%
(dollars in thousands, except per share data)	12/31/11	12/31/10	Increase	12/31/11	12/31/10	Increase

Net Income	$6,204	$4,418	40%	$94,149	$64,753	45%
Diluted Earnings per Class A Share	$0.30	$0.21	43%	$4.49	$3.10	45%
ROA	0.76%	0.54%	41%	2.76%	1.85%	49%
ROE	5.46%	4.75%	15%	21.42%	17.92%	20%

Year in Review

The year 2011 represented another successful year for Republic. In addition to strong earnings results for the year, the Company also achieved many other successes while positioning itself well for the future. Following are a few brief highlights from 2011:

Resolution with the Federal Deposit Insurance Corporation (“FDIC”) regarding Tax Refund Solutions (“TRS”) – RB&T settled its disagreement with the FDIC regarding the offering of Refund Anticipation Loans (“RALs”) through the TRS business segment. As a result of the resolution, RB&T is immediately positioned to resume traditional banking expansionary activities and will no longer offer RALs after April 30, 2012. For additional information regarding RB&T’s resolution with the FDIC, see the Company’s Form 8-K filed with the Securities and Exchange Commission on December 9, 2011.

Improved Credit Quality – As it has throughout the Company’s history, credit quality remains a primary focus at Republic. The Company continued to dedicate many resources and high level associates to improving its already industry solid credit metrics in 2011. As a result of the efforts of all Republic associates, the Traditional Banking credit metrics continued to improve significantly from peak levels reached in 2009 as illustrated below:

	As of and for the Year Ending
Traditional Banking Credit Quality Ratios	12/31/11	12/31/10	12/31/09

Non-performing loans / Total loans	1.02%	1.30%	1.90%

Non-performing assets / Total loans (including OREO)	1.49%	1.84%	2.11%

Delinquent loans / Total loans	1.07%	1.24%	1.98%

Net loan charge-offs / Average loans	0.24%	0.51%	0.34%

OREO = Other Real Estate Owned

Traditional Bank Deposit Growth – As it was during 2010, the year 2011 represented another solid year of core deposit growth. Despite historically low interest rates, the Traditional Bank was able to grow its low cost core deposit account base by $110 million during the year. The Company was able to attract these low cost deposit accounts by capitalizing on its attractive technology offerings, such as business on-site deposit and business on-line banking, in combination with superior customer service and the safety and soundness of a high performing institution.

Mortgage Warehouse Lending Division - In June 2011, the Bank commenced business in its newly established warehouse lending division. As of December 31, 2011, warehouse lines of credit outstanding were $41 million from total credit commitments of $80 million. Through this division, the Bank provides short-term, revolving credit facilities to mortgage banking companies secured by single family first lien residential real estate loans.

Increased Cash Dividends – Despite continued uncertainty in the economic environment, Republic once again increased its cash dividend by 8% in the second quarter of 2011 thanks to its strong earnings and strong capital position. This represents the 12th consecutive year that the Company has increased its quarterly cash dividend.

National Recognition – In July 2011, Sandler O'Neil & Partners released its annual rankings of the top 150 financial institutions in Bank Director Magazine, and for the second consecutive year, ranked Republic as the 5th best performing bank in the country based on total assets, profitability, capital adequacy and asset quality.

Republic Bank Foundation – In March 2010, the Company created the Republic Bank Foundation with a $5 million initial contribution. The Republic Bank Foundation was created to ensure the on-going legacy of giving that Republic has displayed throughout its 30-year history. Thanks to another strong year in 2011, Republic was able to further its support of the Foundation with another $5 million contribution during the year.

Sale of Bowling Green Banking Center – During the third quarter of 2011, the Bank completed the sale of its Bowling Green, Kentucky, banking center. As a result of the sale, the Company recorded a pre-tax gain of $2.9 million. Republic sold its Bowling Green banking center to enable the Company to more efficiently deploy its capital.

Tax Refund Solutions (“TRS”) – TRS completed another record year in 2011 generating net income of $67.3 million, as it processed over $15 billion in tax refunds for 3.9 million clients across the United States.

Results of Operations for the Fourth Quarter of 2011 Compared to the Fourth Quarter of 2010

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking rose from $6.8 million during the fourth quarter of 2010 to $7.8 million during the fourth quarter of 2011, an increase of 14%. As it did during the third quarter of 2011, the Core Bank continued to achieve positive operating results by increasing net interest income and reducing its provision for loan losses.

Net interest income within the Core Bank rose to $26.9 million for the fourth quarter of 2011, an increase of $1.4 million, or 5%, from the fourth quarter of 2010. The increase in net interest income for the quarter was attributable to continued positive results from strategies implemented by the Bank during 2011, which reversed a previously negative trend for net interest income, and contributed to a second consecutive quarterly increase in net interest income over prior year same quarter.

More specifically contributing to the increase in the Core Bank’s net interest income for the quarter was year-over-year growth in the loan portfolio combined with the continued redeployment of excess cash into higher-yielding investment securities. Overall, total loans increased $110 million, or 5%, for 2011, despite the loss of $13 million in loans associated with the sale of the Bank’s Bowling Green banking center. Supplementing the Bank’s internally-originated loan growth for the year was the purchase of $33 million in commercial real estate loans during the second quarter of 2011. The growth in the loan portfolio during the year was further complemented by Republic’s continued deployment of its excess cash into higher-yielding investment alternatives, such as 5/1 agency hybrid mortgage-backed securities and callable agency securities. As a result of the loan growth and strategic investment decisions, the Core Bank’s net interest margin increased from 3.40% for the fourth quarter of 2010 to 3.56% for the fourth quarter of 2011.

The Core Bank’s provision for loan losses decreased $1.1 million during the fourth quarter of 2011 compared to the fourth quarter of 2010. In general, the Core Bank’s provision continued to benefit from improvement in its credit quality metrics. Improvements continued to be recognized in the Core Bank’s ratio of delinquent loans to total loans, which was 1.07% at December 31, 2011 compared to 1.24% at December 31, 2010. In addition, the Core Bank’s ratio of nonperforming loans to total loans was 1.02% at December 31, 2011 compared to 1.30% at December 31, 2010.

Non-interest income, while lower compared to a strong fourth quarter 2010, contributed $6.3 million to the Core Banking segment for the fourth quarter of 2011. Notable activity within non-interest income during the quarter included mortgage banking income and service charges on deposits. Mortgage banking income, while contributing $807,000 during the fourth quarter of 2011, was negatively impacted by a slowdown in consumer refinance activity as compared to the fourth quarter of 2010. Overall, the Bank originated $41 million of secondary market loans during the fourth quarter of 2011 compared to $92 million during the fourth quarter of 2010.

Deposit fee income continued to be a significant contributor to the Core Bank’s bottom line. While lower compared to the fourth quarter of 2010 due to recently enacted regulatory constraints on consumer checking accounts, deposit fees generated $3.5 million in revenue for the quarter. Included in the figure for the quarter was approximately $488,000 in additional deposit fee income resulting from the Core Bank’s retail deposit account restructuring, which implemented new fees for many accounts based on transaction activity and account balances. These new fees were primarily implemented on August 1, 2011 and helped partially offset a reduction in the Bank’s other deposit fee categories as compared to the fourth quarter of 2010.

Core Banking non-interest expenses decreased $251,000 for the fourth quarter of 2011 to $20.6 million. Non-interest expenses benefited during the fourth quarter of 2011 from a $1.9 million credit to salary expense as the Company finalized its incentive compensation payouts for the year. By comparison, the Company recorded a $2.2 million credit to salary expense for reduced incentive compensation accruals during the fourth quarter of 2010.

TRS

TRS, which derives substantially all of its revenues during the first and second quarters of the year, historically operates at a net loss during the third and fourth quarters, as the Company prepares for the upcoming tax season. The net loss for TRS was $1.5 million for the fourth quarter of 2011 compared to a net loss of $2.4 million for the same period in 2010. TRS’ net loss during the fourth quarter of 2011 benefited from a $1.1 million credit to non–interest expense related to a previously disclosed Civil Money Penalty (“CMP”) assessed by the FDIC. The Company accrued $2.0 million for the full amount of the CMP during the second quarter of 2011 and reached a final settlement with the FDIC for $900,000 during the fourth quarter of 2011. Other items impacting the comparability of financial results for TRS during the fourth quarter of 2011 included higher legal fees for the Company’s now-settled disagreement with the FDIC regarding RALs and higher salary costs for TRS staff.

Conclusion

“As we look to the promise of a new year, I am more excited than ever about the prospects for Republic. The landscape for growth combined with Republic’s strong capital levels is reason for great optimism, as we seek to expand the Company through strategic acquisition opportunities and new business lines such as Mortgage Warehouse Lending. As always, we will be assertive as we embark on new opportunities, but cautious as well, keeping the long-term success of the Company and the long-term interests of the shareholder in mind. It’s this long standing and proven approach to business that allows us to continue to say: “We were here for you yesterday. We are here for you today. We will be here for you tomorrow,” concluded Trager.

Republic Bancorp, Inc. (Republic) has 42 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.4 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky and Republic's Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

We were here for you yesterday. We are here for you today. We will be here for you tomorrow. ®

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Form 10-Q for the quarter ended September 30, 2011. The Company undertakes no obligation to update any forward-looking statements.

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2011	Dec. 31, 2010
Assets:
Cash and cash equivalents	$362,971	$786,371
Investment securities	674,022	542,694
Mortgage loans held for sale	4,392	15,228
Loans	2,285,295	2,175,240
Allowance for loan losses	(24,063)	(23,079)
Federal Home Loan Bank stock, at cost	25,980	26,212
Premises and equipment, net	34,681	37,770
Goodwill	10,168	10,168
Other assets and accrued interest receivable	46,545	52,099
Total assets	$3,419,991	$3,622,703

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$408,483	$325,375
Interest-bearing	1,325,495	1,977,317
Total deposits	1,733,978	2,302,692

Securities sold under agreements to repurchase and other short-term borrowings	230,231	319,246
Federal Home Loan Bank advances	934,630	564,877
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	27,545	23,272
Total liabilities	2,967,624	3,251,327

Stockholders' equity	452,367	371,376
Total liabilities and Stockholders' equity	$3,419,991	$3,622,703
Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
Assets:
Investment securities, including FHLB stock	$735,336	$627,434	$678,804	$561,273
Federal funds sold and other interest-earning deposits	126,045	335,593	315,530	473,137
Loans and fees, including loans held for sale	2,255,757	2,188,937	2,246,259	2,338,990
Total earning assets	3,117,138	3,151,964	3,240,593	3,373,400
Total assets	3,246,296	3,283,198	3,416,921	3,503,886

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$430,705	$341,556	$509,457	$421,162
Interest-bearing deposits	1,379,159	1,579,281	1,540,515	1,725,891
Securities sold under agreements to repurchase and other short-term borrowings	275,085	352,890	278,861	330,154
Federal Home Loan Bank advances	625,047	565,314	558,249	574,181
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,320,531	2,538,725	2,418,865	2,671,466
Stockholders' equity	454,343	372,222	439,636	361,357

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010

Total interest income (1)	$33,607	$34,087	$195,115	$193,473
Total interest expense	6,710	8,652	30,255	36,661

Net interest income	26,897	25,435	164,860	156,812

Provision for loan losses	463	1,748	17,966	19,714

Non interest income:
Service charges on deposit accounts	3,524	3,860	14,105	15,562
Electronic refund check fees	124	276	88,195	58,789
Net RAL securitization income	4	37	207	265
Mortgage banking income	807	1,703	3,899	5,797
Debit card interchange fee income	1,399	1,322	5,791	5,067
Gain on sale of banking center	-	-	2,856	-
Net gain (loss) on sales, calls and impairment of securities	77	(95)	2,006	(221)
Other	533	551	2,565	2,399
Total non interest income	6,468	7,654	119,624	87,658

Non interest expenses:
Salaries and employee benefits	11,332	11,503	54,966	55,246
Occupancy and equipment, net	5,277	5,373	21,713	21,958
Communication and transportation	1,227	1,343	5,695	5,418
Marketing and development	729	697	3,237	10,813
FDIC insurance expense	707	670	4,425	3,155
Bank franchise tax expense	653	755	3,645	3,187
Data processing	855	719	3,207	2,697
Debit card interchange expense	549	507	2,239	1,741
Supplies	736	762	2,353	2,359
Other real estate owned expense	889	464	2,356	1,829
Charitable contributions	223	168	5,933	6,232
Legal expense	846	727	3,969	1,832
FDIC civil money penalty	(1,100)	-	900	-
FHLB advance prepayment penalty	-	-	-	1,531
Other	1,616	1,729	7,683	8,325
Total non interest expenses	24,539	25,417	122,321	126,323

Income before income tax expense	8,363	5,924	144,197	98,433
Income tax expense	2,159	1,506	50,048	33,680

Net income	$6,204	$4,418	$94,149	$64,753

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)
	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
Per Share Data:
Basic average shares outstanding	20,954	20,935	20,945	20,877
Diluted average shares outstanding	20,996	21,001	20,993	20,960

End of period shares outstanding:
Class A Common Stock	18,652	18,628	18,652	18,628
Class B Common Stock	2,300	2,307	2,300	2,307

Book value per share	$21.59	$17.74	$21.59	$17.74
Tangible book value per share (2)	20.81	16.88	20.81	16.88

Earnings per share:
Basic earnings per Class A Common Stock	0.30	0.21	4.50	3.11
Basic earnings per Class B Common Stock	0.28	0.20	4.45	3.06
Diluted earnings per Class A Common Stock	0.30	0.21	4.49	3.10
Diluted earnings per Class B Common Stock	0.28	0.20	4.44	3.04

Cash dividends declared per share:
Class A Common Stock	0.154	0.143	0.605	0.561
Class B Common Stock	0.140	0.130	0.550	0.510

Performance Ratios:
Return on average assets	0.76%	0.54%	2.76%	1.85%
Return on average equity	5.46	4.75	21.42	17.92
Efficiency ratio (3)	74	77	43	52
Yield on average interest-earning assets	4.31	4.33	6.02	5.74
Cost of interest-bearing liabilities	1.16	1.36	1.25	1.37
Net interest spread	3.15	2.97	4.77	4.37
Net interest margin - Total Company	3.45	3.23	5.09	4.65
Net interest margin - Traditional Banking	3.56	3.40	3.55	3.57

Asset Quality Ratios:
Loans on non-accrual status	$23,306	$28,317	$23,306	$28,317
Loans past due 90 days or more and still on accrual	-	-	-	-
Total non-performing loans	23,306	28,317	23,306	28,317
Other real estate owned	10,956	11,969	10,956	11,969
Total non-performing assets	34,262	40,286	34,262	40,286

Total Company Credit Quality Ratios:
Non-performing loans to total loans	1.02%	1.30%	1.02%	1.30%
Non-performing assets to total loans (including OREO)	1.49	1.84	1.49	1.84
Non-performing assets to total assets	1.00	1.11	1.00	1.11
Allowance for loan losses to total loans	1.05	1.06	1.05	1.06
Allowance for loan losses to non-performing loans	103	82	103	82
Delinquent loans to total loans (4)	1.07	1.24	1.07	1.24
Net loan charge-offs to average loans (annualized)	0.06	0.59	0.76	0.83

Traditional Banking Credit Quality Ratios:
Non-performing loans to total loans	1.02	1.30	1.02	1.30
Non-performing assets to total loans (including OREO)	1.49	1.84	1.49	1.84
Non-performing assets to total assets	1.10	1.32	1.10	1.32
Allowance for loan losses to total loans	1.05	1.06	1.05	1.06
Allowance for loan losses to non-performing loans	103	82	103	82
Delinquent loans to total loans (4)	1.07	1.24	1.07	1.24
Net loan charge-offs to average loans (annualized)	0.15	0.65	0.24	0.51

Other Information:
End of period full-time equivalent employees	710	744	710	744
Number of banking centers	42	43	42	43

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Assets:
Cash and cash equivalents	$362,971	$75,573	$130,262	$472,315	$786,371
Investment securities	674,022	702,142	633,959	645,636	542,694
Loans held for sale	4,392	4,721	21,456	1,381	15,228
Loans	2,285,295	2,219,916	2,222,697	2,178,886	2,175,240
Allowance for loan losses	(24,063)	(23,945)	(25,931)	(29,144)	(23,079)
Federal Home Loan Bank stock, at cost	25,980	26,153	26,153	26,213	26,212
Premises and Equipment, net	34,681	34,044	36,183	36,734	37,770
Goodwill	10,168	10,168	10,168	10,168	10,168
Other assets and interest receivable	46,545	46,369	49,623	53,555	52,099
Total assets	$3,419,991	$3,095,141	$3,104,570	$3,395,744	$3,622,703

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$408,483	$385,511	$380,970	$561,095	$325,375
Interest-bearing	1,325,495	1,416,887	1,409,691	1,463,616	1,977,317
Total deposits	1,733,978	1,802,398	1,790,661	2,024,711	2,302,692

Deposits held for sale	-	-	35,383	-	-
Securities sold under agreements to repurchase and other short-term borrowings	230,231	227,504	218,227	259,722	319,246
Federal Home Loan Bank advances	934,630	524,731	519,799	554,837	564,877
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	27,545	46,197	53,517	74,799	23,272
Total liabilities	2,967,624	2,642,070	2,658,827	2,955,309	3,251,327

Stockholders' equity	452,367	453,071	445,743	440,435	371,376
Total liabilities and Stockholders' equity	$3,419,991	$3,095,141	$3,104,570	$3,395,744	$3,622,703

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Assets:
Investment securities, including FHLB stock	$735,336	$711,050	$652,693	$614,454	$627,434
Federal funds sold and other interest-earning deposits	126,045	68,108	221,695	856,579	335,593
Loans and fees, including loans held for sale	2,255,757	2,237,559	2,192,819	2,299,479	2,188,937
Total earning assets	3,117,138	3,016,717	3,067,207	3,770,512	3,151,964
Total assets	3,246,296	3,147,230	3,208,936	4,077,318	3,283,198

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$430,705	$396,568	$409,391	$806,532	$341,556
Interest-bearing deposits	1,379,159	1,444,577	1,454,006	1,890,993	1,579,281
Securities sold under agreements to repurchase and other short-term borrowings	275,085	249,002	274,074	318,083	352,890
Federal Home Loan Bank advances	625,047	517,739	527,669	562,294	565,314
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,320,531	2,252,558	2,296,989	2,812,610	2,538,725
Stockholders' equity	454,343	449,177	446,132	408,328	372,222

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

Income Statement Data
	Three Months Ended
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010

Total interest income (5)	$33,607	$34,426	$34,459	$92,623	$34,087
Total interest expense	6,710	7,263	7,630	8,652	8,652
Net interest income	26,897	27,163	26,829	83,971	25,435

Provision for loan losses	463	(140)	(439)	18,082	1,748

Non interest income:
Service charges on deposit accounts	3,524	3,421	3,736	3,424	3,860
Electronic refund check fees	124	425	6,584	81,062	276
Net RAL securitization income	4	5	19	179	37
Mortgage banking income	807	1,352	924	816	1,703
Debit card interchange fee income	1,399	1,415	1,493	1,484	1,322
Gain on sale of banking center	-	2,856	-	-	-
Net gain (loss) on sales, calls and impairment of securities	77	301	1,907	(279)	(95)
Other	533	701	705	626	551
Total non interest income	6,468	10,476	15,368	87,312	7,654

Non interest expenses:
Salaries and employee benefits	11,332	13,145	13,250	17,239	11,503
Occupancy and equipment, net	5,277	5,138	5,001	6,297	5,373
Communication and transportation	1,227	1,081	878	2,509	1,343
Marketing and development	729	736	868	904	697
FDIC insurance expense	707	918	1,165	1,635	670
Bank franchise tax expense	653	713	714	1,565	755
Data processing	855	787	817	748	719
Debit card interchange expense	549	566	601	523	507
Supplies	736	409	314	894	762
Other real estate owned expense	889	608	378	481	464
Charitable contributions	223	178	234	5,298	168
Legal expense	846	784	979	1,360	727
FDIC civil money penalty	(1,100)	-	2,000	-	-
Other	1,616	1,375	1,327	3,365	1,729
Total non interest expenses	24,539	26,438	28,526	42,818	25,417

Income before income tax expense	8,363	11,341	14,110	110,383	5,924
Income tax expense	2,159	3,471	5,447	38,971	1,506

Net income	$6,204	$7,870	$8,663	$71,412	$4,418

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

	As of and for the Three Months Ended
	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Per Share Data:
Basic average shares outstanding	20,954	20,953	20,936	20,938	20,935
Diluted average shares outstanding	20,996	20,994	20,994	20,991	21,001

End of period shares outstanding:
Class A Common Stock	18,652	18,655	18,635	18,633	18,628
Class B Common Stock	2,300	2,300	2,300	2,304	2,307

Book value per share	$ 21.59	$ 21.62	$ 21.29	$ 21.04	$ 17.74
Tangible book value per share (2)	20.81	20.81	20.46	20.18	16.88

Earnings per share:
Basic earnings per Class A Common Stock	0.30	0.38	0.42	3.41	0.21
Basic earnings per Class B Common Stock	0.28	0.36	0.40	3.40	0.20
Diluted earnings per Class A Common Stock	0.30	0.38	0.41	3.40	0.21
Diluted earnings per Class B Common Stock	0.28	0.36	0.40	3.39	0.20

Cash dividends declared per share:
Class A Common Stock	0.154	0.154	0.154	0.143	0.143
Class B Common Stock	0.140	0.140	0.140	0.130	0.130

Performance Ratios:
Return on average assets	0.76%	1.00%	1.08%	7.01%	0.54%
Return on average equity	5.46	7.01	7.77	69.96	4.75
Efficiency ratio (3)	74	71	71	25	77
Yield on average interest-earning assets	4.31	4.56	4.49	9.83	4.33
Cost of interest-bearing liabilities	1.16	1.29	1.33	1.23	1.36
Net interest spread	3.15	3.27	3.16	8.60	2.97
Net interest margin - Total Company	3.45	3.60	3.50	8.91	3.23
Net interest margin - Traditional Banking	3.56	3.61	3.50	3.33	3.40

Asset Quality Data:
Loans on non-accrual status	$ 23,306	$ 23,822	$ 28,499	$ 26,668	$ 28,317
Loans past due 90 days or more and still on accrual	-	-	-	-	-
Total non-performing loans	23,306	23,822	28,499	26,668	28,317
Other real estate owned	10,956	11,185	12,012	14,761	11,969
Total non-performing assets	34,262	35,007	40,511	41,429	40,286

Total Company Credit Quality Ratios:
Non-performing loans to total loans	1.02%	1.07%	1.28%	1.22%	1.30%
Non-performing assets to total loans (including OREO)	1.49	1.57	1.81	1.89	1.84
Non-performing assets to total assets	1.00	1.13	1.30	1.22	1.11
Allowance for loan losses to total loans	1.05	1.08	1.17	1.34	1.06
Allowance for loan losses to non-performing loans	103	101	91	109	82
Delinquent loans to total loans (4)	1.07	0.90	1.28	1.04	1.24
Net loan charge-offs to average loans (annualized)	0.06	0.33	0.51	2.09	0.59

Traditional Banking Credit Quality Ratios:
Non-performing loans to total loans	1.02	1.07	1.28	1.23	1.30
Non-performing assets to total loans (including OREO)	1.49	1.57	1.81	1.89	1.84
Non-performing assets to total assets	1.10	1.14	1.31	1.14	1.32
Allowance for loan losses to total loans	1.05	1.08	1.17	1.21	1.06
Allowance for loan losses to non-performing loans	103	101	91	109	82
Delinquent loans to total loans (4)	1.07	0.90	1.28	1.04	1.24
Net loan charge-offs to average loans (annualized)	0.15	0.45	0.17	0.21	0.65

Other Information:
End of period full-time equivalent employees	710	705	733	758	744
Number of banking centers	42	42	43	43	43

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2011 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished among Traditional Banking, Mortgage Banking and Tax Refund Solutions (“TRS”). They are also distinguished by the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar. Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; RAL fees and ERC/ERD fees provide the majority of the revenue from TRS. All Company operations are domestic.

Segment information for the three months and years ended December 31, 2011 and 2010 follows:

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

	Three Months Ended December 31, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Tax Refund Solutions	Total Company

Net interest income	$26,766	$110	$21	$26,897

Provision for loan losses	952	-	(489)	463

Electronic refund check fees	-	-	124	124
Net RAL securitization income	-	-	4	4
Mortgage banking income	-	807	-	807
Net gain on sales, calls and impairment of securities	77	-	-	77
Other non interest income	5,426	27	3	5,456
Total non interest income	5,503	834	131	6,468

Total non interest expenses	19,549	1,094	3,896	24,539

Gross operating profit (loss)	11,768	(150)	(3,255)	8,363
Income tax expense (benefit)	3,920	(52)	(1,709)	2,159
Net income (loss)	$7,848	$(98)	$(1,546)	$6,204

Segment end of period assets	$3,099,426	$10,880	$309,685	$3,419,991

Net interest margin	3.56%	NM	NM	3.45%

	Three Months Ended December 31, 2010
(dollars in thousands)	Traditional Banking	Mortgage Banking	Tax Refund Solutions	Total Company

Net interest income	$25,321	$184	$(70)	$25,435

Provision for loan losses	2,069	-	(321)	1,748

Electronic refund check fees	-	-	276	276
Net RAL securitization income	-	-	37	37
Mortgage banking income	-	1,703	-	1,703

Net gain on sales, calls and impairment of securities	(95)	-	-	(95)
Other non interest income	5,716	14	3	5,733
Total non interest income	5,621	1,717	316	7,654

Total non interest expenses	20,401	493	4,523	25,417

Gross operating profit (loss)	8,472	1,408	(3,956)	5,924
Income tax expense (benefit)	2,752	331	(1,577)	1,506
Net income (loss)	$5,720	$1,077	$(2,379)	$4,418

Segment end of period assets	$3,026,628	$23,359	$572,716	$3,622,703

Net interest margin	3.40%	NM	NM	3.23%

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

	Year Ended December 31, 2011
(dollars in thousands)	Traditional Banking	Mortgage Banking	Tax Refund Solutions	Total Company

Net interest income	$105,346	$401	$59,113	$164,860

Provision for loan losses	6,406	-	11,560	17,966

Electronic refund check fees	-	-	88,195	88,195
Net RAL securitization income	-	-	207	207
Mortgage banking income	-	3,899	-	3,899
Net gain on sales, calls and impairment of securities	2,006	-	-	2,006
Other non interest income	25,089	78	150	25,317
Total non interest income	27,095	3,977	88,552	119,624

Total non interest expenses	87,389	3,849	31,083	122,321

Gross operating profit (loss)	38,646	529	105,022	144,197
Income tax expense (benefit)	12,183	185	37,680	50,048
Net income (loss)	$26,463	$344	$67,342	$94,149

Segment end of period assets	$3,099,426	$10,880	$309,685	$3,419,991

Net interest margin	3.55%	NM	NM	5.09%
	Year Ended December 31, 2010
(dollars in thousands)	Traditional Banking	Mortgage Banking	Tax Refund Solutions	Total Company

Net interest income	$105,685	$468	$50,659	$156,812

Provision for loan losses	11,571	-	8,143	19,714

Electronic refund check fees	-	-	58,789	58,789
Net RAL securitization income	-	-	265	265
Mortgage banking income	-	5,797	-	5,797
Net gain on sales, calls and impairment of securities	(221)	-	-	(221)
Other non interest income	22,899	73	56	23,028
Total non interest income	22,678	5,870	59,110	87,658

Total non interest expenses	90,968	2,559	32,796	126,323

Gross operating profit (loss)	25,824	3,779	68,830	98,433
Income tax expense (benefit)	7,929	1,161	24,590	33,680
Net income (loss)	$17,895	$2,618	$44,240	$64,753

Segment end of period assets	$3,026,628	$23,359	$572,716	$3,622,703

Net interest margin	3.57%	NM	NM	4.65%

Republic Bancorp, Inc. Financial Information Fourth Quarter 2011 Earnings Release (continued)

(1) – The amount of loan fee income included in total interest income was $788,000 and $726,000 for the quarters ended December 31, 2011 and 2010. The amount of loan fee income included in total interest income was $62.3 million and $54.9 million for the years ended December 31, 2011 and 2010.

(2) – The following table provides a reconciliation of total stockholders' equity in accordance with GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010
Total stockholders' equity (a)	$452,367	$453,071	$445,743	$440,435	$371,376
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	58	73	87	102	117
Less: Mortgage servicing rights	6,087	6,688	7,169	7,573	7,800
Tangible stockholders' equity (c)	$436,054	$436,142	$428,319	$422,592	$353,291

Total assets (b)	$3,419,991	$3,095,141	$3,104,570	$3,395,744	$3,622,703
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	58	73	87	102	117
Less: Mortgage servicing rights	6,087	6,688	7,169	7,573	7,800
Tangible assets (d)	$3,403,678	$3,078,212	$3,087,146	$3,377,901	$3,604,618

Total stockholders' equity to total assets (a/b)	13.23%	14.64%	14.36%	12.97%	10.25%
Tangible stockholders' equity to tangible assets (c/d)	12.81%	14.17%	13.87%	12.51%	9.80%

Number of shares outstanding (e)	20,952	20,955	20,935	20,937	20,935

Book value per share (a/e)	$21.59	$21.62	$21.29	$21.04	$17.74
Tangible book value per share (c/e)	20.81	20.81	20.46	20.18	16.88

(3) – Equals total non-interest expense divided by the sum of net interest income and non interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – Equals total loans over 30 days past due divided by total loans.

(5) – The amount of loan fee income included in total interest income per quarter was as follows: $788,000 (quarter ended December 31, 2011), $1.1 million (quarter ended September 30, 2011), $1.1 million (quarter ended June 30, 2011), $59.3 million (quarter ended March 31, 2011) and $726,000 (quarter ended December 31, 2010).

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer